ARTICLES OF INCORPORATION
                                       OF
                            PORTFOLIO PARTNERS, INC.

    The undersigned, Amy R. Doberman, whose post office address is 151 Farmington Avenue, RE4A, Hartford, Connecticut 06156, being at least eighteen years of age, acting as incorporator, does, under and by virtue of the General Laws of the State of Maryland authorizing formation of corporations, hereby forms a corporation.

    FIRST: The name of the Corporation (which is hereinafter referred to as the "Corporation") is:

                            Portfolio Partners, Inc.

    SECOND: The purposes for which, and any of which, the Corporation is formed, and the business to be carried on and promoted by it are:

        1. To act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 (the "1940 Act"), and to perform any and all activities necessary or desirable in connection therewith.

        2. To engage in and perform any other activities or functions which may lawfully be performed by a business corporation organized under the General Laws of the State of Maryland.

        The forgoing enumerated purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any clauses of this or any other article of these Articles of Incorporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

    THIRD: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

    FOURTH: The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust

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Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

        FIFTH: (a) The Corporation has the authority to issue an aggregate of 1,000,000,000 shares of Capital Stock (hereinafter referred to as "Shares");

               (b) 500,000,000 of the Shares shall be classified in the
                   following series (each a "Portfolio" and collectively the "Portfolios"):

                   100,000,000 Shares in MFS Emerging Equities Portfolio;

                   100,000,000 Shares in MFS Research Growth Portfolio;

                   100,000,000 Shares in MFS Value Equity Portfolio;

                   100,000,000 Shares in Scudder International Growth Portfolio; and

                   100,000,000 Shares in T.Rowe Price Growth Equity Portfolio;

              (c) 500,000,000 of the Shares shall be unclassified, subject to classification by the Board of Directors pursuant to the authority granted to the Board of Directors in Article EIGHTH of these Articles of Incorporation;

              (d) the par value of each Share is $0.001;

              (e) the aggregate par value of all Shares is $1,000,000.

        SIXTH: The Shares of each Portfolio of the Corporation shall have the following preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of redemption, subject to the right of the Board of Directors acting by properly adopted resolution to amend, add to or remove such preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of redemption of any unissued Shares of any Portfolio:

              (a) Assets. All consideration received by the Corporation from the sale and/or issuance of Shares of a Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the

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sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Portfolio for all purposes, subject only to the rights of creditors of that Portfolio, and shall be so recorded upon the books and accounts of the Corporation. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments of the Corporation which are not readily identifiable as belonging to any particular Portfolio (collectively "General Items") shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios of the Corporation and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable and any General items so allocated to a particular Portfolio shall belong to that Portfolio. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes; and all such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to the Portfolio, are herein referred to as "assets belonging to" that Portfolio.

              (b) Liabilities. The assets belonging to a Portfolio shall be charged with the liabilities of the Corporation incurred on behalf of the Portfolio and all expenses, costs, charges and reserves attributable to the Portfolio. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Portfolio shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Portfolio established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes; and the liabilities, expenses, costs, charges and reserves allocated and so charged to the Portfolio are herein referred to as "liabilities belonging to" the Portfolio.

              (c) Income. The Board of Directors shall have full discretion, to the extent not inconsistent with the General Laws of the State of Maryland and the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding. "Income belonging to" the Portfolio

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includes all income, earnings and profits derived from assets belonging to the
Portfolio, less any expenses, costs, charges or reserves belonging to the Portfolio, for the relevant time period.

              (d) Dividends. Dividends and distributions on Shares of the Portfolio may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to the Portfolio.

              All dividends on Shares of the Portfolio shall be paid only out of the income belonging to the Portfolio and capital gains distributions on Shares of the Portfolio shall be paid only out of the capital gains belonging to the Portfolio. All dividends and distributions on Shares of the Portfolio shall be distributed pro rata to the holders of Shares ("Shareholders") of the Portfolio in proportion to the number of Shares of the Portfolio held by each Shareholder at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

              The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation and each Portfolio to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, (the "Code") or any successor or comparable statute thereto, regulations promulgated thereunder, and to avoid liability of the Corporation or Portfolio for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation or Portfolio for such tax. Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may

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have in effect at the time. Dividends or distributions paid in Shares will be paid at the current net asset value thereof as defined in section (g) of this Article SIXTH.

              (e) Liquidation. In the event of liquidation of the Corporation or of any Portfolio, the Shareholders of the Portfolio shall be entitled to receive when and as declared by the Board of Directors, the excess of the assets belonging to the Portfolio over the liabilities belonging to it. The Shareholders of such Portfolio shall not be entitled thereby to any distribution upon liquidation of any other Portfolio. The assets so distributable to the Shareholders of the Portfolio shall be distributed among such Shareholders in proportion to the number of Shares of the Portfolio held by them and recorded on the books of the Corporation. The liquidation of the Portfolio in which there are Shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding Shares of the Portfolio, as defined in the 1940 Act.

              (f) Voting. On each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to one vote for each Share outstanding in name of such Shareholder on the books of the Corporation, and all Shares of the Portfolio shall vote as a single Portfolio ("Single Portfolio Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of the Portfolio is required by the 1940 Act or by the General Laws of the State of Maryland, such requirement as to a separate vote by that Portfolio shall apply in lieu of Single Portfolio Voting as described above;
(ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more Portfolio, then Subject to (iii) below, the Shares of all other Portfolios shall vote as a single Portfolio; and (iii) as to any matter which does not affect the interest of a particular Portfolio, only the holders of the Shares of the one or more affected Portfolios shall be entitled to vote.

              (g) Net Asset Value. The net asset value per Share of the Portfolio shall be the quotient obtained by dividing the value of the net assets of the Portfolio (being the value of the assets belonging to the Portfolio less the liabilities belonging to the Portfolio) by the total number of outstanding Shares of the Portfolio.

              (h) Equality. All Shares of the Portfolio shall represent an equal proportionate interest in the assets belonging to the Portfolio (subject to the liabilities

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belonging to the Portfolio), and each Share of the Portfolio shall be equal to each other Share of the Portfolio. The Board of Directors may from time to time divide or combine the Shares of the Portfolio into a greater or lesser number of Shares of the Portfolio without thereby changing the proportionate beneficial interest in the assets belonging to the Portfolio or in any way affecting the rights of Shares of any other Portfolio.

              (i) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that Shareholders of the Portfolio shall have the right to convert or exchange said Shares into Shares of one or more other Portfolios of Shares in accordance with such requirements and procedures as may be established by the Board of Directors.

              (j) Redemption by the Corporation. The Board of Directors may cause the Corporation to redeem at current net asset value the Shares of the Portfolio from a Shareholder whose Shares have an aggregate current net asset value less than an amount established by the Board of Directors. No such redemption shall be effected unless the Corporation has given the Shareholder reasonable notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of Shares held by such Shareholder to the minimum amount established. Upon redemption of Shares pursuant to this section (j) of Article SIXTH, the Corporation shall cause prompt payment of the full redemption price to be made to the holder of Shares so redeemed. Each Share is subject to redemption by the Corporation at the redemption price computed in the manner set forth in section (k) of this Article SIXTH, if at any time the Board of Directors, in its sole discretion, determines that failure to so redeem may result in the Corporation being classified as a personal holding company as defined in the Code.

              (k) Redemption by Shareholders. To the extent the Corporation has funds or property legally available therefor, each Shareholder of the Corporation shall have the right at such times as may be permitted by the Corporation, but no less frequently than once each day, to require the Corporation to redeem all or any part Shares held by such Shareholder at a redemption price equal to the net asset value per Share next determined after the Shares are tendered for redemption; said determination of the net asset value per Share to be made in accordance with the requirements of the 1940 Act and the applicable rules and regulations of the Securities and

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Exchange Commission and in conformity with generally accepted accounting practices and principles. Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the Shareholders to require the Corporation to redeem Shares pursuant to the applicable rules and regulations, or any order, of the Securities and Exchange Commission.

              (l) Transfer. Transfer of Shares will be recorded on the stock transfer records of the Corporation at the request of the holders thereof at any time during normal business hours of the Corporation unless the Board of Directors of the Corporation determines, in its sole discretion, that allowing such transfer may result in the Corporation being classified as a personal holding company as defined in the Code.

     SEVENTH: (a) The number of Directors of the Corporation shall be determined by the Board of Directors in the manner provided by the bylaws of the Corporation but shall not be less than three (3).

              (b) The names of the Directors who shall act until the first Annual Meeting of Shareholders and until their successors are duly chosen and qualify are:

     Martin T. Conroy
     Laurie M. LeBlanc
     Shaun P. Mathews

     EIGHTH: The Board of Directors is empowered to authorize the issuance from time to time of Shares of the Corporation, whether now or hereafter authorized; provided, however, that the consideration per Share to be received by the Corporation upon the issuance or sale of any Shares shall be the net asset value per Share determined in accordance with the requirements of the 1940 Act and the applicable rules and regulations of the Securities and Exchange Commission and in conformity with generally accepted accounting practices and principles. The Shares may be issued in one or more Portfolios, and each Portfolio may consist of one or more classes. The Board of Directors of the Corporation shall have the power and authority to classify or reclassify any unissued Shares, including, but not limited to, Shares of any Portfolio or any class of any Portfolio, from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption or other terms and conditions of such Shares. Each Portfolio of Shares and each class of a Portfolio shall be issued upon such terms and conditions, and shall confer upon the holders of Shares of such Portfolio or class thereof such

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rights as are set forth in these Articles of Incorporation or as the Board of
Directors may otherwise determine, consistent with the requirements of the laws of the State of Maryland and the 1940 Act and the applicable rules and regulations of the Securities and Exchange Commission, these Articles of Incorporation and the Bylaws of this Corporation. In addition, the Board of Directors is hereby expressly authorized to change the designation of any Portfolio or class, and to increase or decrease the number of Shares of any Portfolio or class, but the number of Shares of any Portfolio or class shall not be decreased by the Board of Directors below the number of Shares of such Portfolio or class then outstanding.

     NINTH: Except as limited specifically by the provisions of this Article NINTH or any other provision of these Articles of Incorporation, the Corporation shall have and may exercise and generally enjoy all of the powers, rights and privileges granted to, or conferred upon, a corporation by the General Laws of the State of Maryland now or hereafter in force. The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Directors and Shareholders:

              (a) No Preemptive Rights. No Shareholder shall have any preemptive or preferential right of subscription to any Shares of any Portfolio or any class thereof whether now or hereafter authorized. The Board of Directors may issue Shares without offering the same either in whole or in part to the Shareholders.

              (b) Contracts with Affiliates. The Corporation may enter into exclusive or nonexclusive contract(s) for the sale of its Shares and may also enter into contracts, including but not limited to investment advisory, management, custodial, transfer agency and administrative services. The terms and conditions, methods of authorization, renewal, amendment and termination of the aforesaid contracts shall be as determined at the discretion of the Board of Directors; subject, however, to the provisions of these Articles of Incorporation, the bylaws of the Corporation, applicable state law, and the 1940 Act and the rules and regulations of the Securities and Exchange Commission thereunder.

              (c) Conflicts. Subject to and in compliance with the provisions of the General Laws of the State of Maryland respecting interest director transactions, and the 1940 Act and the rules thereunder, the Corporation may enter into a written underwriting contract, management contract or contracts for research, advisory or administrative services with Aetna Life Insurance and Annuity Company or its parent,

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affiliates or subsidiaries thereof, or its respective successors, or otherwise do business with such corporations, notwithstanding the fact that one or more of the Directors of the Corporation and some or all of its officers are, have been, or may become directors, officers, employees or stockholders of Aetna Life Insurance and Annuity Company or its parent, affiliates or subsidiaries or successors, and in the absence of actual fraud the Corporation may deal freely with Aetna Life Insurance and Annuity Company or its parent, affiliates, subsidiaries or successors, and neither such underwriting contract, management contract or contract for research, advisory of administrative services, nor any other contract or transaction between the Corporation and Aetna Life Insurance and Annuity Company or its parent, affiliates, subsidiaries or successors shall be invalidated or in any way affected thereby, nor shall any Director or officer, of the Corporation be liable to the Corporation or to any Shareholder or creditor of the Corporation or to any other person for any loss incurred under or by reason of any such contract or transaction. Notwithstanding the foregoing, no officer, director, underwriter or investment adviser of the Corporation shall be protected against any liability to the Corporation or to its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

              (d) Indemnification. The Corporation shall indemnify its officers and directors, and any officer or director who serves at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise as follows:

                        (i) Every person who is or has been a director or
            officer of the Corporation, and every person who while an officer or director of the Corporation serves or has served at the Corporation's request as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer of the Corporation or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the

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            request of the Corporation, and against amounts paid or incurred by him or her in the settlement thereof.

                        (ii) The words "claim," "action," "suit" or "proceeding"
            shall apply to all claims, actions, suits or proceedings (civil, criminal administrative, legislative, investigative or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                        (iii) No indemnification shall be provided hereunder to
            a director or officer against any liability to the Corporation or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

                        (iv) The rights of indemnification provided herein may
            be insured against by policies maintained by the Corporation, shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

                        (v) In the absence of a final decision on the merits by
            a court or other body before which such proceeding was brought, an indemnification payment will not be made, except as provided in subsection (vi) of this Section (d) of Article NINTH, unless in the absence of such a decision, a reasonable determination based upon a factual review has been made:

                                    (1) by a majority vote of a quorum of
                        non-party Directors who are not "interested" persons of the Corporation (as defined in the 1940 Act), or

                                    (2) by independent legal counsel in a
                        written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties.

                        (vi) The Corporation further undertakes that advancement
            of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, director or controlling person of the

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            Corporation will not be made absent the fulfillment of at least one of the following conditions: (1) the indemnitee provides security for his undertaking, (2) the Corporation is insured against losses arising by reason of any lawful advances or (3) a majority of a quorum of non-party Directors who are not "interested" persons or independent legal counsel in a written opinion makes a factual determination that there is a reason to believe the indemnitee will be entitled to indemnification.

              The Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses as set forth in subsections (i) through (vi) of this Section (d) of Article Ninth to employees and agents of the Corporation and to any person (other than officers or directors of the Corporation) who serves at the request for the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture or other enterprise.

              Any repeal or amendment of any of the provisions of this section
(d) of Article NINTH, and any adoption or amendment of any other provision of the Charter or bylaws of the Corporation which may be inconsistent with the provisions of this section (d) of Article NINTH, shall be prospective in operation and effect only, and shall not affect in any manner any right to indemnification hereunder existing at the time of any such repeal, amendment or adoption.

              (e) Limitation of Liability. The liability of the directors and officers of the Corporation to the Corporation or its Shareholders for money damages shall be limited to the fullest extent permitted under the General Laws of the State of Maryland now or hereafter in force, including, but not limited to, section 5-349 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland, or any successor provision or law of similar import, and the directors and officers of the Corporation shall have no liability whatsoever to the Corporation or its shareholders for money damages except to the extent which such liability cannot be limited or restricted under the General Laws of the State of Maryland now or hereafter enforced. Any repeal or amendment of the foregoing sentence of this Section (e) of Article NINTH, and any adoption or amendment of any other provision of the Charter or Bylaws of the Corporation which may be inconsistent with the foregoing sentence, shall be prospective in operation and effect only, and shall affect in any manner the applicability of the foregoing sentence with respect to any act or omission of any director or officer

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occurring prior to any such repeal, amendment or adoption.

              (f) Books and Records. The Board of Directors shall, subject to the General Laws of the State of Maryland, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations any accounts and books of the Corporation, or any of them, shall be open to the inspection of Shareholders.

              (g) Voting. Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes of Shares entitled to be cast to take or authorize any action, the Corporation may take or authorize any action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

              (h) Amendments. The Corporation reserves the right from time to time to make any amendment to its Articles of Incorporation now or thereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the Articles of Incorporation, or any outstanding Shares, except that no action affecting the validity or accessibility of such Shares shall be taken without the unanimous approval of the outstanding Shares affected thereby.

              (i) Additional Powers. In addition to the powers and authority conferred upon them by the Articles of Incorporation of the Corporation or Bylaws, the Board of Directors may exercise all such powers and authority and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of applicable state law and the Articles of Incorporation and Bylaws of the Corporation.

              (j) Financial Matters. The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart from any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequent as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than

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the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of Shareholders redeeming their entire ownership of Shares.

     TENTH: The duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation on the 6th day of May, 1997 and by her signature hereby acknowledges the same to be her act and that, to the best of her knowledge, the matters and facts set forth herein are true in all material respects under the penalties of perjury.

WITNESS:

/s/ Bonita C. McCoy                  /s/ Amy R. Doberman
                                         Amy R. Doberman

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